Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-74432

Prospectus Supplement
(To Prospectus Dated May 13, 2002)

                                 365,300 SHARES
                          IMPAC MORTGAGE HOLDINGS, INC.
                                  COMMON STOCK

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Pursuant to a Sales Agency Agreement dated May 22, 2002, between Impac Mortgage
Holdings, Inc. (the "Company") and UBS Warburg LLC ("UBS Warburg"), which has been filed as an exhibit to a report on Form 8-K with the Securities Exchange Commission ("SEC") on May 24, 2002, and which is incorporated by reference herein, during the three months ended September 30, 2002 the Company sold, through UBS Warburg, as agent of the Company, 365,300 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to ordinary brokers' transactions on the American Stock Exchange (the "AMEX").

Gross Proceeds to Company.............................................$3,942,055

Commission to Agent.....................................................$118,262

Net Proceeds to Company...............................................$3,823,674

On September 30, 2002 the last reported sales price of the

 Common Stock on the AMEX was.............................................$11.15

Note: SEC Fees were not used in arriving at any of the above figures.

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Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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                                   UBS Warburg

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              This Prospectus Supplement is dated November 14, 2002